UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2013

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	59-3778247
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Bleecker Street, 6th Floor, New York, New York 10012

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

These supplemental disclosures to the definitive proxy statement on Schedule 14A (the “Joint Proxy Statement”), filed by Virgin Media Inc. (“Virgin Media” or the “Company”) with the United States Securities and Exchange Commission (the “SEC”), on May 1, 2013 and first mailed to the Company’s shareholders on or about May 2, 2013, are being made to update certain information and to respond to certain allegations made by plaintiffs in the shareholder litigation relating to the Agreement and Plan of Merger, dated as of February 5, 2013, as amended (the “Merger Agreement”), by and among Liberty Global, Inc. (“Liberty Global”), the Company,  Liberty Global Corporation Limited, a private limited company incorporated under English law and wholly owned by Liberty Global (“New Liberty Global”), and certain other wholly owned subsidiaries of Liberty Global (the “Merger Subs”). Defined terms used but not defined herein have the meanings set forth in the Joint Proxy Statement.

SETTLEMENT OF LITIGATION

This supplemental disclosure is being filed in connection with the Company’s entry into a binding Term Sheet with the plaintiffs (the “Term Sheet”), regarding the settlement of certain litigation relating to the Merger Agreement. As previously disclosed beginning on page 203 of the Joint Proxy Statement, three lawsuits relating to the Merger Agreement filed by purported shareholders were brought against the Company, the Company’s directors, Liberty Global, New Liberty Global and the various Merger Subs.  All of these lawsuits were filed in New York state court and were later consolidated under the caption, In re Virgin Media Inc. Shareholder Litigation, Index No. 650537/2013.  This consolidated lawsuit alleged, among other things, that Virgin Media’s directors had breached their fiduciary duties to the shareholders and that Liberty Global, New Liberty Global and the Merger Subs had aided and abetted the Company’s directors’ alleged breach of their fiduciary duties.  Plaintiffs in this action sought to preliminarily and permanently enjoin the defendants from effectuating the Merger Agreement, and sought, among other things, a declaration that Virgin Media’s directors breached their fiduciary duties, costs and fees, and other equitable relief.  The consolidated complaint also alleged a variety of disclosure claims.  Following consolidation, plaintiffs filed a motion seeking to enjoin the shareholder vote on the Merger Agreement, and requested expedited discovery, which was granted by the court.  A hearing on plaintiffs’ motion was scheduled for May 30, 2013.

We entered into the Term Sheet with the plaintiffs regarding the settlement of the consolidated lawsuit on May 23, 2013.

The Company believes that no further disclosure is required to supplement the Joint Proxy Statement under applicable laws; however, to avoid the risk that the consolidated lawsuit may delay or otherwise adversely affect the consummation of the Merger Agreement and to minimize the expense of defending such action, the Company has agreed, pursuant to the terms of the Term Sheet, to make certain supplemental disclosures related to the Merger Agreement, all of which are set forth below.

SUPPLEMENTAL DISCLOSURES

In connection with the settlement of the consolidated lawsuit as described in this supplemental disclosure, the Company has agreed to make these supplemental disclosures to the Joint Proxy Statement. These supplemental disclosures should be read in conjunction with the Joint Proxy Statement, which should be read in its entirety.

The following disclosure supplements the disclosure under the heading “Background to the Mergers” by amending and restating the fourth full paragraph on page 81 as follows:

On November 8, 2012, the Virgin Media board of directors held a telephonic meeting, with representatives of Goldman Sachs and Fried Frank in attendance, to determine how to address Liberty Global’s October 25 letter. Representatives of Fried Frank reviewed with the board of directors the fiduciary duties of directors in the context of responding to the October 25 letter and described the legal principles that would apply in the event that the board of directors determined to pursue a possible transaction with Liberty Global. Representatives of Fried Frank also discussed certain issues and uncertainties raised by Liberty Global’s October 25 letter, including with respect to certainty of value of the stock consideration. Representatives of Fried Frank additionally discussed with the board of directors a range of alternatives that the board of directors could consider in determining how to respond, ranging from a rejection of the proposal, without further elaboration, to an agreement to negotiate, with various intermediate options. Representatives of Goldman Sachs then reviewed with the board of directors a comparison of the terms of the October 25 letter and the September 28 letter.  Representatives of Goldman Sachs also compared the possible synergies preliminarily estimated by Virgin Media management, which reflected the fact that the two companies were not in the same market, to publicly announced estimated synergies in selected transactions.  Mr. Berkett outlined the substantial discussions that he had held with representatives of Fried Frank, Goldman Sachs and certain directors since receipt of the October 25 letter. He noted that Liberty Global had substantially improved upon the terms of its initial proposal, and that, subject to resolution of a number of uncertainties in the October 25 letter and certain further improvements, he believed there could be a possible transaction that would justify the initiation of discussions with Liberty Global, notwithstanding the Virgin Media board of directors’ determination that Virgin Media was not for sale.

The following disclosure supplements the disclosure under the heading “Background to the Mergers” by amending and restating the last paragraph on page 85 as follows:

On December 7, 2012, during a regularly scheduled meeting of the Virgin Media board of directors at which representatives of Fried Frank, Goldman Sachs and J.P. Morgan were present, Mr. Berkett updated the Virgin Media board of directors regarding his discussions with Mr. Fries and the discussions that had taken place between the financial advisors. Representatives of Fried Frank reviewed with the Virgin Media board of directors the fiduciary duties of directors in the context of responding to Liberty Global’s proposals. Members of Virgin Media senior management reviewed certain key financial elements of Virgin Media’s long range plan with the Virgin Media board of directors.

Representatives of Goldman Sachs and J.P. Morgan then discussed with the Virgin Media board of directors certain financial aspects of the most recent discussions with Liberty Global. The financial advisors also reviewed a list of thirteen possible bidders for Virgin Media prepared for the December 7, 2012 meeting and considered with the Virgin Media board of directors whether any third party was likely to be interested in a transaction with Virgin Media, as well as whether any third party that might have such an interest would have the capacity to implement that transaction in light of financing and other considerations.

The following disclosure supplements the disclosure under the heading “Background to the Mergers” by amending and restating the paragraph beginning on the bottom of page 86 and continuing on the top of page 87 as follows:

Following the December 19 due diligence meetings, Liberty Global management, in a series of telephone calls, discussed among themselves the information they had learned from Virgin Media and about the telecommunications industry in the U.K., potential financing and deal structures, potential tax considerations for Liberty Global and its stockholders and other matters. They considered this information in light of the proposed deal and its terms. Liberty Global management also considered potential redomiciliation in the U.K. and various associated issues.  At this stage, Liberty Global was not assuming that the transaction must be structured to provide for redomiciliation and was still evaluating the potential redomiciliation, associated issues and the timing thereof.  Following the December 19 meetings, Liberty Global’s management began discussing possible financing arrangements with Credit Suisse and Credit Suisse’s potential role as global coordinator and joint bookrunner on the financing.

The following disclosure supplements the disclosure under the heading “Virgin Media’s Reasons for the Mergers and Recommendation of the Virgin Media Board of Directors” by adding the following bullet point after the first full bullet point on page 102:

•                  The Virgin Media board of directors did not expressly discuss questions associated with differences between Delaware and United Kingdom law with respect to shareholders’ rights in considering whether to approve the Proposed Transaction although it received presentation materials that addressed this subject.  See “COMPARISON OF RIGHTS OF SHAREHOLDERS OF NEW LIBERTY GLOBAL, STOCKHOLDERS OF LIBERTY GLOBAL AND STOCKHOLDERS OF VIRGIN MEDIA-Summary of Material Differences between the Rights of New Liberty Global Shareholders and Virgin Media Stockholders” beginning on page 284.

The following disclosure supplements and restates the second sentence of the first paragraph under the heading “Illustrative Discounted Cash Flow Analysis” on page 132:

Using illustrative discount rates ranging from 6.75% to 7.75%, reflecting estimates of Virgin Media’s weighted average cost of capital, Goldman Sachs derived illustrative ranges of implied enterprise values for Virgin Media by discounting to present values (a) estimates of Virgin Media’s unlevered free cash flows for the years 2013 through 2017 based on the forecasts and (b) illustrative terminal values as of December 31, 2017 based on perpetuity growth rates ranging from 0.25% to 1.25% (which implied terminal forward OCF multiples ranging from 5.4x to 7.5x).

The following disclosure supplements and restates the fifth sentence of the second paragraph under the heading “Illustrative Discounted Cash Flow Analysis” on page 133:

In addition, Goldman Sachs, using illustrative discount rates ranging from 6.75% to 7.75%, reflecting estimates of Virgin Media’s weighted average cost of capital, derived an illustrative range of present values of the synergies from approximately $1.8 billion to approximately $2.4 billion by discounting to present values (a) the estimates of the synergies for the years 2013 through 2017 and (b) illustrative terminal values for the cost savings and operating synergies to result from the mergers as of December 31, 2017, derived by applying perpetuity growth rates ranging from 0.25% to 1.25%.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE PROPOSED TRANSACTION HAS BEEN FILED WITH THE SEC:

Liberty Global Corporation Limited, a company that has been established in connection with the transaction, has filed a registration statement on Form S-4 (Registration No. 333-187100) with the Securities and Exchange Commission (SEC), which the SEC declared effective on May 1, 2013 and which includes a definitive joint proxy statement of Virgin Media Inc. and Liberty Global, Inc., and constitutes a prospectus of Liberty Global Corporation Limited. VIRGIN MEDIA STOCKHOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT CONTAINS IMPORTANT INFORMATION. The definitive joint proxy statement/prospectus has been sent to security holders of Virgin Media and Liberty Global seeking their approval of the proposed transaction. Investors may obtain a free copy of the definitive joint proxy statement/prospectus, and other relevant documents filed by Liberty Global Corporation Limited, Liberty Global and Virgin Media with the SEC at the SEC’s Web site at http://www.sec.gov. The definitive joint proxy statement, and such other documents filed by Virgin Media with the SEC may also be obtained for free from the Investor Relations section of Virgin Media’s web site (www.virginmedia.com) or by directing a request to Virgin Media Inc., 65 Bleecker Street, 6th Floor, New York, New York 10012, Attention: Investor Relations. Copies of documents filed by Liberty Global and/or Liberty Global Corporation Limited with the SEC may also be obtained for free from the Investor Relations section of Liberty Global’s website (www.lgi.com) or by directing a request to Liberty Global, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2013

VIRGIN MEDIA INC.

By:	/s/Howard Kalika
Name: Howard Kalika
Title: Assistant Secretary